Exhibit 99

News Release
[LOGO]	First Midwest Bancorp, Inc.		First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE		CONTACT:	Michael L. Scudder
EVP, Chief Financial Officer
(630) 875-7283
TRADED:	Nasdaq		Steven H. Shapiro
SYMBOL:	FMBI		EVP, Corporate Secretary
(630) 875-7345
www.firstmidwest.com
FIRST MIDWEST REPORTS FULL YEAR AND FOURTH QUARTER 2004 RESULTS

*	Record Net Income: $99.1 Million for Full Year 2004
*	EPS of $2.12 for 2004 : Up 7.6% from 2003
*	Strong Profitability: Full Year ROAA of 1.45% and ROAE of 18.7% for 2004
*	Solid Commercial Loan Growth: Up 8.9% from 2003
*	Nonperforming Asset Ratio at 0.55%: 22.5% Decrease from 2003
*	Stable Efficiency Ratio: 50.4% For 4Q03 and 50.1% for Full Year

ITASCA, IL, January 19, 2005 - First Midwest Bancorp, Inc. ("First Midwest") (Nasdaq: FMBI) today reported net income for the fourth quarter ended December 31, 2004 of $25.2 million, or $0.54 per diluted share, an increase of 3.8% on a per diluted share basis from 2003's fourth quarter earnings of $24.2 million, or $0.52 per diluted share. First Midwest's annualized return on average assets was 1.46% for fourth quarter 2004, as compared to 1.54% for fourth quarter 2003, and annualized return on average equity was 18.6% for both fourth quarter 2004 and fourth quarter 2003.

First Midwest's net income for 2004 increased 7.6% on a per diluted share basis to a record $99.1 million, or $2.12 per diluted share, from net income of $92.8 million, or $1.97 per diluted share, in 2003. In 2004, First Midwest's return on average assets was 1.45% as compared to 1.50% in 2003. First Midwest's return on average equity in 2004 was 18.7% as compared to 18.3% in 2003.

"We are once again pleased to report a year of record performance, the result of our continued sales success in both commercial and retail home equity lending and the growth of demand deposit accounts," said First Midwest President and Chief Executive Officer John O'Meara. "We also completed the successful integration of CoVest into First Midwest in 2004, which increased our assets by over $600 million while requiring only a minimal increase in back-office support."

2005 Outlook

"First Midwest begins 2005 well-positioned in strong markets with solid fundamentals," O'Meara said. "I am encouraged by the favorable trends experienced in commercial and home equity loan outstandings and fee growth as well as our efforts to position ourselves to take advantage of a strengthening economy. In 2005, we will work to balance our exciting opportunities with the inherent uncertainties arising from interest rate changes and a highly competitive marketplace, and we will continue to focus on the relationship-based sales approach that drives our long-term success. We expect diluted earnings per share to be $2.23 to $2.33 in 2005."

Net Interest Margin

First Midwest's net interest income increased 10.3% to $58.4 million in fourth quarter 2004 as compared to $53.0 million in 2003's fourth quarter. This improvement was driven by a $567.8 million increase in average interest-earning assets from fourth quarter 2003, primarily the result of the acquisition of CoVest on December 31, 2003. Net interest margin for fourth quarter 2004 was 3.94%, down from 4.01% in fourth quarter 2003, but up from 3.90% on a linked-quarter basis. This sequential quarter margin improvement was largely the result of earning assets repricing more quickly than paying liabilities as the targeted Federal Funds rate increased 50 basis points during fourth quarter 2004.

Loan and Deposit Growth

First Midwest's total loans of $4.1 billion at December 31, 2004 increased 1.9% from December 31, 2003, reflecting two distinct decisions. First, $74.2 million of certain 1-4 family residential mortgages was converted into an investment security during the fourth quarter of 2004, and second, First Midwest exited its marginally profitable indirect consumer lending business resulting in a year-over-year shrinkage of outstandings of $60.7 million from December 31, 2003. Excluding both residential 1-4 family residential loans and indirect consumer loans, First Midwest's total loans increased 6.0% as commercial, agricultural, commercial real estate, and home equity consumer loan categories all grew. Commercial loan growth trends remain favorable, and commercial loans outstanding as of December 31, 2004 increased by 8.9% compared to December 31, 2003. Consumer home equity loans increased 2.8% on a linked-quarter basis and 10.9% from December 31, 2003, reflecting continued sales success.

Total deposits as of December 31, 2004 totaled $4.9 billion, up 1.9% in comparison to December 31, 2003. Demand and time deposit balances outstanding as of December 31, 2004 increased 7.4% and 3.5%, respectively, in comparison to 2003.

Noninterest Income and Expense

First Midwest's total noninterest income for fourth quarter 2004 increased 24.0% to $24.1 million, as compared to $19.4 million for fourth quarter 2003. Total noninterest income for fourth quarter 2004 increased 5.6% as compared to fourth quarter 2003, excluding from both periods net security gains, losses from the early extinguishment of debt, and other income, which primarily reflects the impact of gains realized from the sale of assets. For full year 2004, total noninterest income totaled $79.4 million, an increase of 7.0% over 2003. Increased revenue was driven by a 10.0% increase in trust revenues and an 11.0% increase in card-based revenues.

Total noninterest expense for fourth quarter 2004 increased $5.7 million to $42.8 million, an increase of 15.3% from fourth quarter 2003. This increase reflected additional expenses associated with operating the CoVest franchise, including employee-related expense, net occupancy and equipment costs, and core deposit intangible amortization. In addition, this increase also reflected comparatively higher expenses for incentive-related compensation programs, employee insurance and increased fees for professional and audit-related services. These increases were partially offset by lower data processing costs. For the full year of 2004, total noninterest expense totaled $163.3 million, an increase of 9.3% over 2003.

Increased revenue and continued cost controls resulted in solid efficiency ratios of 50.43% for fourth quarter 2004 and 50.11% for full year 2004.

Credit Quality

First Midwest's already strong credit quality improved during the fourth quarter of 2004 on both a linked-quarter and a year-over-year basis. Nonperforming assets totaled $22.9 million as of December 31, 2004, down 14.4% from $26.8 million as of September 30, 2004 and down 20.6% from $28.9 million as of December 31, 2003. As of December 31, 2004, the ratio of nonperforming assets to total loans plus foreclosed real estate was 0.55%, down 22.5% from 0.71% as of December 31, 2003.

At December 31, 2004, nonperforming loans were 0.46% of total loans. Nonperforming loans decreased from 0.53% as of September 30, 2004 and 0.57% at December 31, 2003. Loans past due 90 days and still accruing totaled $2.7 million at December 31, 2004, a decrease of 14.5% from $3.1 million as of September 30, 2004 and a decrease of 21.5% from $3.4 million as of December 31, 2003.

Net charge-offs for the fourth quarter and full year of 2004 were 0.51% and 0.30% of average loans as compared to 0.35% and 0.28% for fourth quarter and full year of 2003, respectively. Higher charge-offs in the fourth quarter of 2004 were largely the result of previously disclosed remediation efforts in the loan portfolio acquired from CoVest. The ratio of the reserve for loan losses to total loans at the close of 2004 was 1.37% as compared to 1.39% at the end of 2003, as provisions for loan losses for both the fourth quarter and full year of 2004 fully covered net charge-offs. The reserve for loan losses at December 31, 2004 represented 295% of nonperforming loans as compared to 245% at year-end 2003.

Capital Management

First Midwest's capital position continues to exceed all of the regulatory minimum levels to be considered a "well capitalized institution" by the Federal Reserve. As of December 31, 2004, First Midwest's Total Risk Based Capital ratio was 11.55%, and its Tier 1 Risk Based Capital ratio was 10.47%. These improved ratios compare to the Total Risk Based Capital of 11.41% and Tier 1 Risk Based Capital of 10.29%, as of December 31, 2003. First Midwest's Tier 1 Leverage Ratio of 8.16% as of December 31, 2004 decreased from 8.49% as of December 31, 2003, primarily due to the increase in average total assets as a result of the acquisition of CoVest. First Midwest's tangible capital ratio, which represents the ratio of stockholders' equity to total assets excluding intangible assets, improved from 6.22% as of December 31, 2003 to 6.43% as of December 31, 2004.

First Midwest declared a dividend of $0.24 per share in the fourth quarter of 2004, a 9.1% increase from 2003's fourth quarter dividend of $0.22 per share. During the fourth quarter of 2004, First Midwest also repurchased 450,708 shares of its common stock at an average price of $36.22 per share. For the full year 2004, First Midwest repurchased 897,085 shares of common stock. At year-end, 661,119 shares remained under First Midwest's existing repurchase authorization.

About the Company

First Midwest is the premier relationship-based banking franchise in the growing Chicagoland banking market. As one of the Chicago metropolitan area's largest independent bank holding companies, First Midwest provides the full range of both business and retail banking and trust and investment management services through 67 offices located in 49 communities, primarily in northeastern Illinois. First Midwest is the 2004 recipient of the Illinois Bank Community Service Award and has been honored by Chicago magazine in its September, 2004 issue as one of the 25 best places to work in Chicagoland, the only bank to receive that distinction.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in First Midwest Bancorp's 2003 Form 10-K and other filings with the U.S. Securities and Exchange Commission. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. First Midwest does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

Accompanying Financial Statements and Tables
Accompanying this press release is the following unaudited financial information:

* Operating Highlights, Balance Sheet Highlights and Stock Performance Data (1 page)

* Condensed Consolidated Statements of Condition (1 page)

* Condensed Consolidated Statements of Income (1 page)

* Selected Quarterly Data and Asset Quality (1 page)

Press Release and Additional Information Available on Website

This press release, the accompanying financial statements and tables and certain additional unaudited selected financial information (totaling 3 pages) are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com.

First Midwest Bancorp, Inc.	Press Release Dated January 19, 2005

Operating Highlights	Quarters Ended				Years Ended
Unaudited	December 31,				December 31,

(Amounts in thousands except per share data)	2004		2003		2004		2003

Net income	$25,220		$24,199		$99,136		$92,778
Diluted earnings per share	$0.54		$0.52		$2.12		$1.97
Return on average equity	18.57%		18.59%		18.68%		18.28%
Return on average assets	1.46%		1.54%		1.45%		1.50%
Net interest margin	3.94%		4.01%		3.91%		3.99%
Efficiency ratio	50.43%		45.66%		50.11%		48.32%

Balance Sheet Highlights
Unaudited

(Amounts in thousands except per share data)					Dec. 31, 2004		Dec. 31, 2003

Total assets					$6,863,381		$6,906,658
Total loans					4,135,278		4,059,782
Total deposits					4,905,378		4,815,108
Stockholders' equity					532,038		522,540
Book value per share					$11.55		$11.22
Period end shares outstanding					46,065		46,581

Stock Performance Data	Quarters Ended				Years Ended
Unaudited	December 31,				December 31,

	2004		2003		2004		2003

Market Price:
Quarter End	$36.29		$32.43		$36.29		$32.43
High	$38.30		$32.80		$38.30		$32.80
Low	$33.70		$29.61		$31.13		$24.89

Quarter end price to book value	3.1	x	2.9	x	3.1	x	2.9	x
Quarter end price to consensus estimated 2004 earnings	17.1	x	N/A		17.1	x	N/A
Dividends declared per share	$0.24		$0.22		$0.90		$0.79

First Midwest Bancorp, Inc.	Press Release Dated January 19, 2005

Condensed Consolidated Statements of Condition
	December 31,

(Amounts in thousands)	2004	2003

	Unaudited (1)	Audited
Assets
Cash and due from banks	$119,880	$186,900
Funds sold and other short-term investments	4,581	15,409
Securities available for sale	2,179,438	2,229,650
Securities held to maturity, at amortized cost	64,576	67,446
Loans	4,135,278	4,059,782
Reserve for loan losses	(56,718)	(56,404)

Net loans	4,078,560	4,003,378

Premises, furniture and equipment	89,003	91,535
Investment in corporate owned life insurance	151,359	146,421
Goodwill and other intangible assets	96,712	99,268
Accrued interest receivable and other assets	79,272	66,651

Total assets	$6,863,381	$6,906,658

Liabilities and Stockholders' Equity
Deposits	$4,905,378	$4,815,108
Borrowed funds	1,218,332	1,371,672
Subordinated debt - trust preferred securities	129,294	128,716
Accrued interest payable and other liabilities	78,339	68,622

Total liabilities	6,331,343	6,384,118

Common stock	569	569
Additional paid-in capital	61,918	68,755
Retained earnings	707,435	650,128
Accumulated other comprehensive income	10,115	32,656
Treasury stock, at cost	(247,999)	(229,568)

Total stockholders' equity	532,038	522,540

Total liabilities and stockholders' equity	$6,863,381	$6,906,658

(1) While unaudited, the 2004 Condensed Consolidated Statement of Condition has been prepared in accordance with accounting principles generally accepted in the United States and is derived from the 2004 financial statements on which Ernst & Young LLP, First Midwest's independent external auditor, will issue an audit opinion upon completion of their audit procedures.

First Midwest Bancorp, Inc.	Press Release Dated January 19, 2005

Condensed Consolidated Statements of Income	Quarters Ended		Years Ended
December 31,			December 31,

(Amounts in thousands except per share data)	2004	2003	2004	2003

Unaudited (1)		Unaudited (1)	Unaudited (2)	Audited
Interest Income
Loans	$59,033	$48,439	$225,099	$200,013
Securities	22,580	23,085	89,610	89,972
Other	152	144	633	1,082

Total interest income	81,765	71,668	315,342	291,067

Interest Expense
Deposits	15,539	13,182	57,432	56,272
Borrowed funds	5,780	4,445	20,980	23,962
Subordinated debt - trust preferred securities	2,053	1,079	8,066	1,079

Total interest expense	23,372	18,706	86,478	81,313

Net interest income	58,393	52,962	228,864	209,754
Provision for Loan Losses	5,350	3,075	12,923	10,805

Net interest income after provision for loan losses	53,043	49,887	215,941	198,949

Noninterest Income
Service charges on deposit accounts	7,682	7,269	28,837	27,924
Trust and investment management fees	3,005	2,727	11,888	10,810
Other service charges, commissions, and fees	3,739	3,752	15,147	16,187
Card-based fees	2,413	1,971	9,252	8,336
Corporate owned life insurance income	1,195	1,354	4,939	5,059
Security gains (losses), net	2,872	202	8,222	2,988
(Losses) on early extinguishments of debt	-	(3,018)	(2,653)	(6,025)
Other	3,170	5,162	3,749	8,891

Total noninterest income	24,076	19,419	79,381	74,170

Noninterest Expense
Salaries and employee benefits	25,291	21,241	92,171	84,284
Net occupancy expense	4,176	3,544	16,015	14,508
Equipment expenses	2,242	2,106	8,847	7,979
Technology and related costs	1,304	1,899	6,681	8,913
Other	9,784	8,319	39,624	33,768

Total noninterest expense	42,797	37,109	163,338	149,452

Income before taxes	34,322	32,197	131,984	123,667
Income tax expense	9,102	7,998	32,848	30,889

Net Income	$25,220	$24,199	$99,136	$92,778

Diluted Earnings Per Share	$0.54	$0.52	$2.12	$1.97

Dividends Declared Per Share	$0.24	$0.22	$0.90	$0.79

Weighted Average Diluted Shares Outstanding	46,664	46,944	46,860	46,982

  While unaudited, the Condensed Consolidated Statements of Income for the quarters ended December 31, 2004 and 2003 have been prepared in accordance with accounting principles generally accepted in the United States and are derived from quarterly financial statements.

  While unaudited, the Condensed Consolidated Statement of Income for the year ended December 31, 2004 has been prepared in accordance with accounting principles generally accepted in the United States and is derived from the 2004 financial statements on which Ernst & Young LLP, First Midwest's independent external auditor, will issue an audit opinion upon completion of their audit procedures.

First Midwest Bancorp, Inc.		Press Release Dated January 19, 2005

Selected Quarterly Data
Unaudited	Years Ended			Quarters Ended

(Amounts in thousands except per share data)	12/31/04	12/31/03	12/31/04	9/30/04	6/30/04	3/31/04	12/31/03

Net interest income	$228,864	$209,754	$58,393	$57,534	$56,048	$56,889	$52,962
Provision for loan losses	12,923	10,805	5,350	3,240	2,405	1,928	3,075
Noninterest income	79,381	74,170	24,076	18,813	19,107	17,385	19,419
Noninterest expense	163,338	149,452	42,797	40,359	39,977	40,205	37,109
Net income	99,136	92,778	25,220	25,172	24,712	24,032	24,199
Diluted earnings per share	$2.12	$1.97	$0.54	$0.54	$0.53	$0.51	$0.52
Return on average equity	18.68%	18.28%	18.57%	19.03%	19.17%	17.97%	18.59%
Return on average assets	1.45%	1.50%	1.46%	1.45%	1.44%	1.42%	1.54%
Net interest margin	3.91%	3.99%	3.94%	3.90%	3.81%	3.97%	4.01%
Efficiency ratio	50.11%	48.32%	50.43%	49.60%	49.89%	50.53%	45.66%

Period end shares outstanding	46,065	46,581	46,065	46,370	46,632	46,537	46,581
Book value per share	$11.55	$11.22	$11.55	$11.56	$10.87	$11.26	$11.22
Dividends declared per share	$0.90	$0.79	$0.24	$0.22	$0.22	$0.22	$0.22

Asset Quality
Unaudited	Years Ended		Quarters Ended

(Amounts in thousands)	12/31/04	12/31/03	12/31/04	9/30/04	6/30/04	3/31/04	12/31/03

Nonaccrual loans	$19,197	$15,930	$19,197	$22,267	$24,621	$18,704	$15,930
Restructured loans	-	7,137	-	-	-	-	7,137

Total nonperforming loans	$19,197	$23,067	$19,197	$22,267	$24,621	$18,704	$23,067
Foreclosed real estate	3,736	5,812	3,736	4,528	4,602	4,779	5,812
Loans past due 90 days and still accruing	2,658	3,384	2,658	3,108	4,160	6,977	3,384

Nonperforming loans to loans	0.46%	0.57%	0.46%	0.53%	0.59%	0.45%	0.57%
Nonperforming assets to loans plus foreclosed real estate	0.55%	0.71%	0.55%	0.64%	0.70%	0.57%	0.71%
Reserve for loan losses to loans	1.37%	1.39%	1.37%	1.35%	1.36%	1.38%	1.39%
Reserve for loan losses to nonperforming loans	295%	245%	295%	255%	230%	303%	245%

Provision for loan losses	$12,923	$10,805	$5,350	$3,240	$2,405	$1,928	$3,075
Net loan charge-offs	12,610	9,550	5,340	3,219	2,347	1,704	3,055

Net loan charge-offs to average loans	0.30%	0.28%	0.51%	0.30%	0.23%	0.17%	0.35%